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                                                                  EXHIBIT 10.8

                           HERITAGE HOLDINGS, INC.
                             EMPLOYMENT AGREEMENT


        This Employment Agreement ("Agreement") is entered into as of ____________, 1996 ("Effective Date") by and between Heritage Holdings, Inc. ("Company") and R. C. Mills ("Employee").

        WHEREAS, Employee is currently Executive Vice President and Chief Operating Officer of the Company; and

         WHEREAS, the Company desires for Employee to continue in such capacity with the Company and Employee is willing to continue serving in Employee's current capacity, on the terms and conditions herein set forth;

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE I

                       Definitions and Interpretations

1.1.     Definitions

         For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings:

                  "Base Salary" shall have the meaning specified in Section 3.1.

                  "Board" shall mean the Board of Directors of the Company.

                  "Confidential Information" shall have the meaning specified in Section 5.1(a).

                  "Continuation Period" shall have the meaning specified in
         Section 4.5(a).

                  "Disability" shall mean a physical or mental condition of Employee that, in the good faith judgment of not less than a majority of the entire membership of the Board, based upon certification by a licensed physician reasonably acceptable to Employee and the Board, (i) prevents Employee from being able to perform the services required under this Agreement, (ii) has continued for a period of at least 180 days during any 12-month period, and (iii) is expected to continue.

                  "Dispute" shall have the meaning specified in Article VI.


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                  "Exchange Act" shall mean the Securities Exchange Act of
             1934, as amended.

                  "Expiration Date" shall have the meaning specified in
             Section 2.2.

                  "Good Reason" shall mean any of the following:

                  (i) the assignment to Employee of any duties inconsistent with Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, excluding for this purpose an isolated, unsubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Employee;

                  (ii) the Company's requiring Employee to be based at any office other than the Company's executive offices;

                  (iii) any termination by the Company of Employee's employment other than as expressly permitted by this Agreement; or

                  (iv)     any failure by the Company to comply with and satisfy
                           Section 7.5 (requiring the Company to require any successor to expressly assume and agree to perform all obligations under this Agreement).

                  "Misconduct" shall mean one or more of the following:

                           (i) the willful and continued failure by Employee to
                  perform substantially his duties hereunder (other than any such failure resulting from Employee's incapacity due to physical or mental illness) after written notice of such failure has been given to Employee by the Company and Employee has had a reasonable period (not to exceed 15 days) to correct such failure;

                           (ii) conviction of Employee for any felony or any other crime involving dishonesty or moral turpitude which is materially detrimental to the Company;

                           (iii) any act or omission by Employee which materially damages the integrity, reputation or financial viability of the Company or its affiliates; or

                           (iv) a breach or violation by Employee of (a) any
                  material provision of this Agreement or (b) any material Company employment policy, which, if capable of being remedied, remains unremedied for more than 15 days after written notice thereof is given to Employee by the Company.



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For purposes of this definition, no act or failure to act on Employee's part shall be considered "Misconduct" if done or omitted to be done by Employee in good faith and in the reasonable belief that such act or failure to act was in the best interest the Company or in furtherance of Employee's duties and responsibilities hereunder.

                  "Notice of Discontinuance" shall have the meaning specified in Section 2.2.

                "Notice of Termination" shall mean a notice purporting to terminate Employee's employment in accordance with Section 4.1 or 4.2. Such notice shall specify the effective date of such termination, which date shall not be less than 30 (10 in the case of a termination by the Company for Misconduct) nor more than 60 days after the date such notice is given. If such termination is by Employee for Good Reason or by the Company for Disability or Misconduct, such notice shall set forth in reasonable detail the reason for such termination and the facts and circumstances claimed to provide a basis therefor. Any notice purporting to terminate Employee's employment which is not in compliance with the requirements of this definition shall be ineffective.

                  "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust and an unincorporated organization.

                  "Severance Plan" shall have the meaning specified in Section 4.5(a).

                  "Term" shall have the meaning specified in Section 2.2.

                  "Termination Date" shall mean the termination date specified in a Notice of Termination delivered in accordance with this Agreement.

1.2.     Interpretations

         (a) In this Agreement, unless a clear contrary intention appears, (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (ii) reference to any Article or Section, means such Article or Section hereof, (iii) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term, and (iv) where any provision of this Agreement refers to action to be taken by either party, or which such party is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such party.

        (b) The Article and Section headings herein are for convenience only and shall not affect the construction hereof.


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                                  ARTICLE II

                 Employment; Term; Position and Duties; Etc.

2.1.     Employment

         The Company agrees to continue Employee's employment with the Company and Employee agrees to remain in the employment of the Company, in each case on the terms and conditions set forth in this Agreement.

2.2.     Term of Employment

         Unless sooner terminated pursuant to Article IV, the term of Employee's employment under this Agreement (the "Term") shall commence on the Effective Date and shall continue until
June 30,
1999 (the "Expiration Date"); provided, however, that beginning on January 1, 1999 and on each January 1 thereafter, the Expiration Date shall be automatically extended one additional year unless, prior to any such January 1 either party (i) shall give written notice to the other (a "Notice of Discontinuance") that no such automatic extension shall occur after the date of such notice or (ii) shall give a Notice of Termination to the other party pursuant to Section 4.1 or 4.2, as the case may be. No Notice of Discontinuance given by the Company shall be effective unless given pursuant to instructions set forth in a resolution duly adopted by the affirmative vote of a least a majority of the entire membership of the Board.

2.3.     Position and Duties

         (a) While employed hereunder, Employee shall serve as Executive Vice President and Chief Operating Officer of the Company and shall have and may exercise all of the powers, functions, duties and responsibilities normally attributable to such position. Employee shall have such additional duties and responsibilities commensurate with such position as from time to time may be reasonably assigned to Employee by the Board or the Chief Executive Officer of the Company. While employed hereunder, Employee shall (i) report directly and exclusively to the Chief Executive Officer of the Company and (ii) observe and comply with all lawful policies, directions and instructions of the Board and the Chief Executive Officer of the Company which are consistent with the foregoing provisions of this paragraph (a).

         (b) While employed hereunder, Employee shall devote substantially all of his business time, attention, skill and efforts to the faithful and efficient performance of his duties hereunder. Notwithstanding the foregoing, Employee may engage in the following activities so long as they do not interfere in any material respect with the performance of Employee's duties and responsibilities hereunder: (i) serve on corporate, civic, religious, educational and/or charitable boards or committees and (ii) manage his personal investments.



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         (c) While employed hereunder, Employee shall conduct himself in such a manner as not to knowingly prejudice, in any material respect, the reputation of the Company or any of its affiliates, including Heritage Propane Partners, L.P., or with the investment community or the public at large.

2.4.     Place of Employment

         Employee's place of employment hereunder shall be at the Company's principal executive offices in the greater Tulsa, Oklahoma area.

                                 ARTICLE III

                          Compensation and Benefits

3.1.     Base Salary

         (a) For services rendered by Employee under this Agreement, the Company shall pay to Employee an annual base salary of $215,000 ("Base Salary"). The Board shall review the Base Salary at least annually and may adjust the amount of the Base Salary at any time as the Board may deem appropriate in its sole discretion; provided, however, that in no event may the Base Salary be decreased below the above stated amount without the prior written consent of Employee.

        (b) The Base Salary shall be payable in accordance with the Company's payroll practice for its executives as it is earned.

3.2.     Vacation

         While employed hereunder, Employee shall be entitled to vacation benefits in accordance with the vacation policy approved by the Board from time to time for the Company's executives in general. Employee shall not be entitled to accumulate and carryover unused vacation time from year to year, except to the extent permitted in accordance with the Company's vacation policy for executives in general, nor shall Employee be entitled to compensation for unused vacation time except as provided in Section 4.3(a).

3.3.     Business Expenses

         The Company shall, in accordance with the rules and policies that it may establish from time to time for executives, reimburse Employee for business expenses reasonably incurred in the performance of Employee's duties. Requests for reimbursement for such expenses must be accompanied by appropriate documentation. In addition, Employee shall be provided a reasonable car allowance or Company-provided car consistent with the car allowance or Company car provided Employee, as the case may be, at the date of this Agreement.



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3.4.     Other Benefits

         Employee shall be entitled to receive all employee benefits, fringe benefits and other perquisites that may be offered by the Company to its executives as a group, including, without limitation, participation by Employee and, where applicable, Employee's dependents, in the various employee benefit plans or programs (including, without limitation, pension plans, profit sharing plans, stock plans, health plans, life insurance and disability insurance) provided to executives of the Company in general, subject to meeting the eligibility requirements with respect to each of such benefit plans or programs. However, nothing in this Section 3.4 shall be deemed to prohibit the Company from making any changes in any of the plans, programs or benefits described herein. In addition, Employee shall be entitled to a life insurance benefit that is the same or reasonably comparable to that which is provided to Employee by the Company at the date of this Agreement.

                                  ARTICLE IV

                          Termination of Employment

4.1.     Termination by Employee

         Employee may, at any time prior to the Expiration Date, terminate his employment hereunder for any reason by delivering a Notice of Termination to the Chief Executive Officer of the
Company.

4.2.     Termination by the Company

         The Company may, at any time prior to the Expiration Date, terminate Employee's employment hereunder for any reason by delivering a Notice of Termination to Employee; provided, however, that in no event shall the Company be entitled to terminate Employee's employment prior to the Expiration Date unless the Board shall duly adopt, by the affirmative vote of at least a majority of the entire membership of the Board, a resolution authorizing such termination and stating that, in the opinion of the Board, sufficient reason exists therefor.

4.3.     Payment of Accrued Base Salary, Vacation Pay, etc.

         (a) Promptly upon the termination of Employee's employment for any reason (including death), the Company shall pay to Employee (or his estate) a lump sum amount for (i) any unpaid Base Salary earned hereunder prior to the termination date, (ii) all unused vacation time accrued by Employee as of the termination date in accordance with Section 3.2, (iii) all unpaid benefits earned or vested, as the case may be, by Employee as of the termination date under any and all incentive or deferred compensation plans or programs of the Company and (iv) any amounts in respect of which Employee has requested, and is entitled to, reimbursement in accordance with Section 3.3.

         (b) A termination of Employee's employment in accordance with this Agreement shall not alter or impair any of Employee's rights or benefits under any employee benefit plan or program


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maintained by the Company, in each case except as provided therein or in any written agreement entered into between the Company and Employee pursuant thereto.

4.4.     Disability Payments

         If Employee incurs a Disability, the Company may terminate Employee's employment hereunder by delivering a Notice of Termination to Employee; provided, however, in such event the Company shall continue to pay to Employee, through the remainder of the Term (as determined without regard to its earlier termination upon Employee's termination due to Disability under this Section 4.4 and without any extension of the Term after such termination date), at such regularly scheduled times:

                  (A) the Base Salary in effect on the date of such termination, minus

                  (B) any amount payable to Employee under any disability plan maintained by the Company for the benefit of Employee.

4.5.     Other Benefits

         The following provisions shall apply if Employee terminates his employment pursuant to Section 4.1 for Good Reason or if the Company terminates Employee's employment pursuant to Section 4.2 for any reason other than Misconduct or Disability:

                  (a) Base Salary Payments. For the remainder of the Term or until Employee's death, if earlier (the "Continuation Period"), the Company shall pay to Employee, at the regularly scheduled times, the Base Salary (as in effect on the date on which the relevant Notice of Termination is given in accordance with this Agreement). The amount payable to Employee under this paragraph (a) is in lieu of, and not in addition to, any severance payment due or to become due to Employee under any separate agreement or contract between Employee and the Company or pursuant to any severance payment plan, program or policy of the Company, including without limitation the Severance Plan for Employees of Heritage Holdings, Inc. and Its Subsidiaries (collectively, "Severance Plan"). Any severance amounts received by Employee under a Severance Plan shall be applied as an offset to (reduce or eliminate, as the case may be) any future payments otherwise to be made to Employee under this paragraph (a); i.e., no additional payments shall be made under this paragraph (a) until the aggregate amount of the offsets hereunder equals the severance amounts received by Employee under the Severance Plan.

                  (b) Insurance Benefits, etc. The Company shall at all times during the Continuation Period cause Employee and Employee's eligible dependents to be covered by and to participate in, to the fullest extent allowable under the terms thereof, all group health insurance plans and programs that may be offered to the executives of the Company so that


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         Employee will receive, at all times during the Continuation Period, the same benefits under such plans and programs that Employee would have been entitled to receive had he remained an executive of the Company; provided, however, (i) Employee must timely pay the "active" employee premium, if any, for such continued coverage and (ii) in the event Employee becomes covered during the Continuation Period by another employer's group health plan or programs which does not contain any exclusion or limitation with respect to any pre-existing conditions, then the Company's group health plans shall no longer be liable for any benefits under this paragraph (b).

         (c) Release. Notwithstanding anything in this Section 4.5 to the contrary, as a condition to the receipt of any benefit under this
         Section 4.5, Employee must first execute and deliver to the Company a release in a form prepared by the Company, releasing the Company, its officers, the Board, employees and agents from any and all claims and from any and all causes of action of any kind or character that Employee may have arising out of Employee's employment with the Company or the termination of such employment, but excluding any claims and causes of action that Employee may have arising under or based upon this Agreement.

                  (d) Parachute Tax. To the extent that any payment made to Employee hereunder is subject to federal excise tax as a result of the "parachute" provisions of Section 280G and 4999(a) of the Internal Revenue Code of 1986, as amended, then the Company shall pay Employee an additional amount of cash (the "Additional Amount") such that the net amount received by Employee, after paying all applicable excise taxes and all other federal and state taxes on such Additional Amount, shall be equal to the net amount that Employee would have received if payments made hereunder were not subject to such parachute excise tax.

4.6.     Non-exclusivity of Rights

         Nothing in this Agreement shall prevent or limit Employee's continuing or future participation in any plan, program, policy or practice provided by the Company for which Employee may qualify, nor shall anything herein limit or otherwise affect such rights as Employee may have under any other contract or agreement with the Company. Amounts which are vested benefits or which Employee is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company at or subsequent to the Termination Date shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.



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                                  ARTICLE V
                 Confidential Information and Non-Competition

5.1.     Confidential Information

         (a) Employee recognizes that the services to be performed by Employee hereunder are special, unique, and extraordinary and that, by reason of Employee's employment with the Company, Employee may acquire Confidential Information concerning the operation of the Company, the use or disclosure of which would cause the Company substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Employee agrees that Employee will not (directly or indirectly) at any time, whether during or after Employee's employment hereunder, (i) knowingly use for an improper personal benefit any Confidential Information that Employee may learn or has learned by reason of Employee's employment with the Company or
(ii) disclose any such Confidential Information to any Person except (A) in the performance of Employee's obligations to the Company hereunder, (B) as required by applicable law, (C) in connection with the enforcement of Employee's rights under this Agreement, (D) in connection with any disagreement, dispute or litigation (pending or threatened) between Employee and the Company or (E) with the prior written consent of the Board. As used herein, "Confidential Information" includes information with respect to the Company's products, facilities and methods, research and development, trade secrets and other intellectual property, systems, patents and patent applications, procedures, manuals, confidential reports, product price lists, customer lists, financial information, business plans, prospects or opportunities; provided, however, that such term shall not include any information that (x) is or becomes generally known or available other than as a result of a disclosure by Employee or (y) is or becomes known or available to Employee on a nonconfidential basis from a source (other than the Company) which, to Employee's knowledge, is not prohibited from disclosing such information to Employee by a legal, contractual, fiduciary or other obligation to the Company.

         (b) Employee confirms that all Confidential Information is the exclusive property of the Company. All business records, papers and documents kept or made by Employee while employed by the Company relating to the business of the Company shall be and remain the property of the Company at all times. Upon the request of the Company at any time, Employee shall promptly deliver to the Company, and shall retain no copies of, any written materials, records and documents made by Employee or coming into his possession while employed by the Company concerning the business or affairs of the Company other than personal materials, records and documents (including notes and correspondence) of Employee not containing proprietary information relating to such business or affairs. Notwithstanding the foregoing, Employee shall be permitted to retain copies of, or have access to, all such materials, records and documents relating to any disagreement, dispute or litigation (pending or threatened) between Employee and the Company.

5.2.     Non-Competition

         (a) While employed hereunder and for one year thereafter or the Continuation Period, if longer (the "Restricted Period"), Employee shall not, unless Employee receives the prior written


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consent of the Board, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any Person which competes with the Company in the retail marketing of propane gas in the United States; provided, however, that the foregoing restriction shall apply only to (i) those areas where the Company was actually doing business on the Termination Date and (ii) those areas in respect of which the Company actively and diligently conducted at any time during the 12-month period ended on the Termination Date an analysis to determine whether or not it would commence doing business in such areas but, in the case of each such area, the foregoing restriction shall cease to apply when the Company ceases to actively conduct business (disregarding any temporary stoppages) in such area or, if applicable, abandons its intent to conduct business in such area.

         (b) Employee has carefully read and considered the provisions of this
Section 5.2 and, having done so, agrees that the restrictions set forth in this
Section 5.2 (including the Restricted Period, scope of activity to be restrained and the geographical scope) are fair and reasonable and are reasonably required for the protection of the interests of the Company, its officers, directors, employees, creditors and shareholders. Employee understands that the restrictions contained in this Section 5.2 may limit his ability to engage in a business similar to the Company's business, but acknowledges that he will receive sufficiently high remuneration and other benefits from the Company hereunder to justify such restrictions.

         (c) During the Restricted Period, Employee shall not, whether for his own account or for the account of any other Person (excluding the Company), intentionally (i) solicit, endeavor to entice or induce any employee of the Company to terminate his employment with the Company or accept employment with anyone else or (ii) interfere in a similar manner with the business of the Company.

         (d) In the event that any provision of this Section 5.2 relating to the Restricted Period and/or the areas of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or areas such court deems reasonable and enforceable, the Restricted Period and/or areas of restriction deemed reasonable and enforceable by the court shall become and thereafter be the maximum time period and/or areas.

5.3.     Stock Ownership

         Nothing in this Agreement shall prohibit Employee from acquiring or holding any issue of stock or securities of any Person that has any securities registered under Section 12 of the Exchange Act, listed on a national securities exchange or quoted on the automated quotation system of the National Association of Securities Dealers, Inc. so long as (i) Employee is not deemed to be an "affiliate" of such Person as such term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act of 1933, as amended, and (ii) Employee and members of his immediate family do not own or hold more than 3% of any voting securities of any such Person.



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5.4.     Injunctive Relief

         Employee acknowledges that a breach of any of the covenants contained in this Article V may result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach, any payments remaining under the terms of this Agreement shall cease and the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining Employee from engaging in activities prohibited by this Article V or such other relief as may required to specifically enforce any of the covenants contained in this Article V. Employee agrees to and hereby does submit to in personam jurisdiction before each and every such court for that purpose.

                                  ARTICLE VI

                              Dispute Resolution

         (a) In the event a dispute shall arise between the parties as to whether the provisions of this Agreement have been complied with (a "Dispute"), the parties agree to resolve such Dispute in accordance with the following procedure:

                  (1) A meeting shall be held promptly between the Parties, attended by (in the case of the Company) by one or more individuals with decision-making authority regarding the Dispute, to attempt in good faith to negotiate a resolution of the Dispute.

                  (2) If, within 10 days after such meeting, the parties have not succeeded in negotiating a resolution of the Dispute, the parties agree to submit the Dispute to mediation in accordance with the Commercial Mediation Rules of the American Arbitration
         Association.

                  (3) The parties will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the American Arbitration Association if they have been unable to agree upon such appointment within 10 days following the 10-day period referred to in clause (2) above.

                  (4) Upon appointment of the mediator, the parties agree to participate in good faith in the mediation and negotiations relating thereto for 15 days.

                  (5) If the parties are not successful in resolving the Dispute through mediation within such 15-day period, the parties agree that the Dispute shall be settled by arbitration in accordance with the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association.



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                  (6) The fees and expenses of the mediator/arbitrators shall be
         borne solely by the    non-prevailing party or, in the event there is
         no clear prevailing party, as the mediator/arbitrators deem appropriate.

                  (7) Except as provided above, each party shall pay its own costs and expenses (including, without limitation, attorneys' fees) relating to any mediation/arbitration proceeding conducted under this
         Article VI.

                  (8) All mediation/arbitration conferences and hearings will be held in the Tulsa, Oklahoma area.

         (b) In the event there is any disputed question of law involved in any arbitration proceeding, such as the proper legal interpretation of any provision of this Agreement, the arbitrators shall make separate and distinct findings of all facts material to the disputed question of law to be decided and, on the basis of the facts so found, express their conclusion of the question of law. The facts so found shall be conclusive and binding on the parties, but any legal conclusion reached by the arbitrators from such facts may be submitted by either party to a court of law for final determination by initiation of a civil action in the manner provided by law. Such action, to be valid, must be commenced within 20 days after receipt of the arbitrators' decision. If no such civil action is commenced within such 20-day period, the legal conclusion reached by the arbitrators shall be conclusive and binding on the parties. Any such civil action shall be submitted, heard and determined solely on the basis of the facts found by the arbitrators. Neither of the parties shall, or shall be entitled to, submit any additional or different facts for consideration by the court. In the event any civil action is commenced under this paragraph (b), the party who prevails or substantially prevails (as determined by the court) in such civil action shall be entitled to recover from the other party all costs, expenses and reasonable attorneys' fees incurred by the prevailing party in connection with such action and on appeal.

         (c) Except as limited by paragraph (b) above, the parties agree that judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction. In the event legal proceedings are commenced to enforce the rights awarded in an arbitration proceeding, the party who prevails or substantially prevails in such legal proceeding shall be entitled to recover from the other party all costs, expenses and reasonable attorneys' fees incurred by the prevailing party in connection with such legal proceeding and on appeal.

         (d) Except as provided above, (i) no legal action may be brought by either party with respect to any Dispute and (ii) all Disputes shall be determined only in accordance with the procedures set forth above.

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                                 ARTICLE VII
                                Miscellaneous
7.1.     No Mitigation or Offset

         The provisions of this Agreement are not intended to, nor shall they be construed to, require that Employee mitigate the amount of any payment provided for in this Agreement by seeking or accepting other employment, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by Employee as the result of employment by another employer or otherwise. Without limitation of the foregoing, the Company's obligations to make the payments to Employee required under this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set off (other than as provided in Section 4.5(a)), counterclaim, recoupment, defense or other claim, right or action that the Company may have against Employee.

7.2.     Assignability

         The obligations of Employee hereunder are personal and may not be assigned or delegated by Employee or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer. The Company shall have the right to assign this Agreement and to delegate all rights, duties and obligations hereunder as provided in Section 7.5.

7.3.     Notices

         All notices and all other communications provided for in the Agreement shall be in writing and addressed (i) if to the Company, at its principal office address or such other address as it may have designated by written notice to Employee for purposes hereof, directed to the attention of the Chief Executive Officer with a copy to the Secretary of the Company and (ii) if to Employee, at his residence address on the records of the Company or to such other address as he may have designated to the Company in writing for purposes hereof. Each such notice or other communication shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, except that any notice of change of address shall be effective only upon receipt.

7.4.     Severability

         The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

7.5.     Successors; Binding Agreement

         (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonable acceptable to Employee, to expressly


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



assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement. As used herein, the term "Company" shall include any successor to its business and/or assets as aforesaid which executes and delivers the Agreement provided for in this Section 7.5 or which otherwise becomes bound by all terms and provisions of this Agreement by operation of law.

         (b) This Agreement and all rights of Employee hereunder shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees. If Employee should die while any amounts are due him hereunder, all such amounts shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee, or other designee or, if there be no such designee, to Employee's estate.

7.6.     Tax Withholdings

         The Company shall withhold from all payments hereunder all applicable taxes (federal, state or other) which it is required to withhold therefrom unless Employee has otherwise paid (or made other arrangements satisfactory) to the Company the amount of such taxes.

7.7      Amendments and Waivers

         No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Employee and such member of the Board as may be specifically authorized by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

7.8.     Entire Agreement; Termination of Any Other Agreements

         This Agreement is an integration of the parties' agreement and no agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement hereby expressly terminates, rescinds and replaces any prior agreement (written or oral) between the parties relating to the subject matter hereof.

7.9.     Governing Law

         THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF OKLAHOMA WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISION.



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


7.10     Employment with Affiliates

        For purposes of this Agreement, employment with any subsidiary of the Company. Heritage Propane Partners, L.P., Heritage Operating Partners, L.P. or with any of their respective subsidiaries shall be deemed to be employment with the Company.

7.11.    Counterparts

         This Agreement may be executed in or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

                                                     HERITAGE HOLDINGS, INC.



                                       By:
                                      Name:
                                     Title:


                                                     EMPLOYEE




                                                     R.  C.  Mills


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